Exhibit 5
Exhibit 23(a)

Ward B. Hinkle

Partner

Direct Dial: 716.848.1281
Direct Facsimile: 716.849.0349

whinkle@hodgsonruss.com

April 29, 2005

Minrad International, Inc.

847 Main Street

Buffalo, New York 14203

Ladies/Gentlemen:

                Re:         Registration Statement on Form S-8

        We are delivering this letter at your requested in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Minrad International, Inc. (the "Company") to be filed on or about April 29, 2005 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to an aggregate of 7,220,500 shares of the Company's common stock, $.01 par value (the "Shares"), to be issued by the Company under the Minrad International, Inc. 2004 Stock Option Plan and the Minrad International, Inc. 2005 Director Compensation Plan ( collectively, the "Plans").

        The opinion set forth in this letter is based upon our review of (1) as submitted to us (a) the Registration Statement, (b) the Plans, (c) originals, or copies authenticated to our satisfaction, of the Company's Certificate of Incorporation, its By-laws, and records of certain of its corporate proceedings, and (d) such other certificates, opinions and instruments as we have deemed necessary, and (2) such published sources of law as we have deemed necessary. We have assumed that when the Shares are sold appropriate certificates evidencing the Shares that comply applicable law will be properly executed and delivered.

        Based upon the foregoing, it is our opinion that the Shares have been duly authorized, and when the Shares are sold in accordance with the Plans, they will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
HODGSON RUSS LLP

By:/S/ Ward B. Hinkle
Ward B. Hinkle

One M&T Plaza w Suite 2000 w Buffalo, New York 14203-2391 w telephone 716.856.4000 w facsimile 716.849.0349

Albany w Boca Raton w Buffalo w New York City w Palm Beach Gardens w Toronto w www.hodgsonruss.com

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